UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

CAPITAL TITLE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21417	87-0399785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14648 North Scottsdale Road, Suite 125

Scottsdale, AZ 85254

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: 480-624-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2005, Capital Title Group, Inc. (“Capital Title”) entered into an underwriting agreement with Ryan Beck & Co., Inc. and Sanders Morris Harris Inc., with respect to the offering of 6,850,000 shares of its common stock at a price per share to the public of $6.00. The public offering consists of 5,000,000 shares of common stock offered by Capital Title and 1,850,000 shares of common stock offered by certain selling stockholders (of which 300,000 shares are issuable upon the exercise of an outstanding warrant). Capital Title has also granted the underwriters a 45-day option to purchase up to 1,027,500 additional shares of common stock to cover over-allotments, if any. Ben T. Morris, a director of Capital Title, serves as the Chief Executive Officer and director of Sanders Morris Harris.

A registration statement on Form S-3 relating to these securities has been filed and declared effective by the Securities and Exchange Commission.

Capital Title’s directors, executive officers, and stockholders holding more than 5% of the outstanding common stock have agreed not to offer, sell, transfer, or otherwise encumber or dispose of any Capital Title securities owned by them for a period of 180 days after the effective date of the prospectus, without the prior written consent of Ryan Beck, on behalf of the underwriters. Specifically, Capital Title and these other individuals and entities have agreed not to directly or indirectly offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to any:

•	shares of common stock;

•	options or warrants to purchase any shares of common stock; or

•	securities convertible into or exchangeable for shares of common stock.

This lockup provision applies to shares of common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The foregoing restrictions, however, do not apply to:

•	shares of common stock being sold under the prospectus;

•	transfers of shares of common stock as gifts, provided that the transferor notifies the underwriters of such transfer, and the transferees agree to be bound by the lockup provisions; or

•	any shares of common stock issued by us pursuant to the exercise of stock options currently outstanding under our stock option plans.

The foregoing does not purport to be complete and is qualified in its entirety by reference to the form of the underwriting agreement, which was filed as Exhibit 1.1 to our Registration Statement on Form S-3 (File No. 333-128609).

Item 8.01	Other Events.

On November 15, 2005, we issued the press release attached as Exhibit 99.1 announcing the pricing of the stock offering described above.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated November 15, 2005 *

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL TITLE GROUP, INC.

Date: November 18, 2005	By:	/s/ Mark C. Walker
	Name:	Mark C. Walker
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary